EXHIBIT I



                                 JOINT FILING AGREEMENT
                                 ----------------------




     Each of the undersigned hereby agrees that the Schedule
 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


          Dated:    February 12, 2010

          AXA Financial, Inc.



          BY: /s/ Alvin H. Fenichel
             -----------------------------------------
             Alvin H. Fenichel
             Senior Vice President and Controller



   AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie
 Mutuelle; as a  group, and AXA

          Signed on behalf of each of the above entities



          BY: /s/ Alvin H. Fenichel
             -----------------------------------------
             Alvin H. Fenichel
             Attorney-in-Fact
             (Executed pursuant to Powers of Attorney)